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EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Wells Fargo & Company:

     We consent to the incorporation by reference in the registration statements noted below on Forms S-3, S-4 and S-8 of Wells Fargo & Company of our report dated January 15, 2002, with respect to the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2001, which report is incorporated by reference in the December 31, 2001 Annual Report on Form 10-K of Wells Fargo & Company.

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Registration
Statement Number         Form           Description
----------------         ----           -----------

333-58674                S-3            Wells Fargo Direct Purchase and Dividend Reinvestment Plan
333-47336                S-3            Universal Shelf 2000
333-76330                S-3            Deferred Compensation Plan for Independent Contractors
333-83566                S-3            Universal Shelf 2002
333-68512                S-4            Acquisition Registration Statement
333-83604                S-4            Tejas Bancshares, Inc.
033-57904                S-4/S-8        Financial Concepts Bancorp, Inc.
333-02485                S-4/S-8        Benson Financial Corporation
333-63247                S-4/S-8        Former Wells Fargo & Company
333-96511                S-4/S-8        Ragen MacKenzie Group Incorporated
333-37862                S-4/S-8        First Security Corporation
333-45384                S-4/S-8        Brenton Banks, Inc.
033-42198                S-8            1985 Long-Term Incentive Compensation Plan
033-50309                S-8            1985 Long-Term Incentive Compensation Plan
033-65007                S-8            Stock Direct Purchase Plan
333-12423                S-8            Long-Term Incentive Compensation Plan
333-62877                S-8            Long-Term Incentive Compensation Plan
333-09413                S-8            PartnerShares Plan
333-50789                S-8            PartnerShares Plan
333-74655                S-8            PartnerShares Plan
333-63508                S-8            401(k) Plan
333-33800                S-8            1999 Directors Stock Option Plan
333-52600                S-8            Wells Fargo Financial Thrift and Profit Sharing Plan
333-54354                S-8            Deferred Compensation Plan and 1999 Deferral Plan for Directors
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/s/ KPMG LLP

San Francisco, California
March 15, 2002